UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 17, 2012 (December 14, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis Street, Suite 1400, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                  Other Events.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. (“Dynegy Danskammer”) and Dynegy Roseton, L.L.C. (“Dynegy Roseton”) (DH’s wholly-owned subsidiaries, collectively, the “Operating Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”). On July 6, 2012, Dynegy Inc. (“Dynegy”), DH’s direct parent, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court. On August 16, 2012, the Operating Debtors filed a motion (the “Sale Motion”) seeking to sell the Dynegy Roseton and Dynegy Danskammer power generation facilities (the “Facilities”). The Sale Motion contemplated the sale of the Facilities through an auction process. On September 10, 2012, the Bankruptcy Court entered an order confirming the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Joint Plan”). On September 27, 2012, the Bankruptcy court entered an order approving bid procedures for the sale of one or both of the Facilities, notice procedures for the sale, auction and hearing and notice procedures for the assumption and assignment of executory contracts.

As also previously disclosed, on September 30, 2012, pursuant to the terms of the Joint Plan, DH merged with and into Dynegy, with Dynegy continuing as the surviving entity. On October 1, 2012, Dynegy consummated the reorganization under Chapter 11 pursuant to the Joint Plan and Dynegy exited bankruptcy.  The Operating Debtors did not emerge from bankruptcy and remain under Chapter 11 protection. In November 2012, the Operating Debtors commenced an auction for the Facilities. Notice of the winning bids was provided on December 10, 2012, and the Operating Debtors filed a supplemental Sale Motion describing the terms of the winning bids and noticed a sale hearing for December 21, 2012.

On December 14, 2012, the Operating Debtors filed a Chapter 11 Joint Plan of Liquidation (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court. The Plan serves as the final step necessary to consummate the sale of the Facilities, distribute the consideration received in connection therewith and orderly liquidate the Operating Debtors’ estates. Copies of the Plan and the Disclosure Statement are attached hereto as exhibits 99.1 and 99.2, respectively. Copies of the Plan and Disclosure Statement are also publicly available and may be accessed free of charge at the Operating Debtors’ website at http://dm.epiq11.com/dynegyholdingsllc. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Form 8-K.

The Operating Debtors recommend that holders of claims against the Operating Debtors refer to the limitations and qualifications included in the Plan and the Disclosure Statement, as applicable, with respect to the information contained therein. Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Operating Debtors and the condition of the Operating Debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims against or interests in the Operating Debtors to make an informed judgment about the Plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the Operating Debtors’ stakeholders will approve the Plan, or that the Bankruptcy Court will confirm the Plan.

The Plan and the Disclosure Statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Chapter 11 Joint Plan of Liquidation, filed December 14, 2012
99.2	Disclosure Statement, filed December 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: December 17, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Chapter 11 Joint Plan of Liquidation, filed December 14, 2012
99.2	Disclosure Statement, filed December 14, 2012.